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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of report (Date of earliest event reported): June 10, 1997



                            DIAMETRICS MEDICAL, INC.
             (Exact name of registrant as specified in its charter)


         Minnesota                       0-21982                 41-1663185
(State or other jurisdiction of        (Commission            (I.R.S. Employer
incorporation or organization)         File Number)          Identification No.)

            2658 Patton Road, Roseville, MN                       55113
        (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code: (612) 639-8035


                                 Not Applicable
         (Former name or former address, if changed since last report.)
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Item 5. Other Events

          On June 10, 1997, Diametrics Medical, Inc. (the "Company") completed the sale in a private placement (the "Private Placement") of 1,422,222 shares of Common Stock, par value $.01 per share (the "Shares"), at a price of $5.625 per Share, the market price of the Common Stock on the last trading date immediately preceeding the sale. Each purchaser of Shares also received a detachable warrant to purchase one share of Common Stock for each four Shares purchased, with an exercise price (subject to adjustment) equal to $6.75 per share, for an aggregate of 355,556 shares. In addition, the Company paid to its placement agent a commission in an aggregate amount of 71,110 shares of Common Stock, together with warrants to purchase 17,778 shares of Common Stock at an exercise price of $6.75 per share (equal to 5% of the total number of Shares and warrant shares sold in the Private Placement). The foregoing information is a summary only and is qualified in its entirety by the information contained in the documents filed as exhibits to this Form 8-K.

          The proceeds from the Private Placement of approximately $8,000,000 will be used by the Company for general corporate purposes.


Item 7. Financial Statements and Exhibits

     (c)  Exhibits

          4.1 Stock Purchase Agreement, dated as of June 10, 1997 (the "Purchase Agreement"), between Diametrics Medical, Inc. (the "Company") and the Purchasers named therein (the "Purchasers")

          4.2 Registration Rights Agreement, dated as of June 10, 1997, by and between the Company and the Purchasers.

          4.3  Form of Stock Purchase Warrant


Signature

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   DIAMETRICS MEDICAL, INC.
Date: June 26, 1997

                                   By  /s/ Laurence L. Betterley
                                     ------------------------------------
                                     Laurence L. Betterley
                                       Chief Financial Officer

                                      -2-
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                                 EXHIBIT INDEX
                                 -------------


Exhibit      Description of Exhibit
-------      ----------------------


4.1 Stock Purchase Agreement, dated as of June 10, 1997 (the "Purchase Agreement"), between Diametrics Medical, Inc. (the "Company") and the Purchasers named therein (the "Purchasers")

4.2 Registration Rights Agreement, dated as of June 10, 1997, by and between the Company and the Purchasers.

4.3          Form of Stock Purchase Warrant